Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

EQT Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, no par value (1)	Rule 457(c) and Rule 457 (h)	40,000	(1)	$42.08	(2)	$1,683,200.00	(2)	$0.0000927 per $1,000,000.00	$156.03	-	-	-	-
Fees to be Paid	Other	Deferred Compensation Obligations (3)	Rule 457(h)	$1,000,000.00	(3)	100	%(4)	$1,000,000.00	(4)	$0.0000927 per $1,000,000.00	$92.70	-	-	-	-
Fees Previously Paid	-	-	-	-		-		-		-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities		-				-		-		-	-	-	-	-	-
Total Offering Amounts								$2,683,200.00			$248.73
Total Fees Previously Paid											-
Total Fee Offsets											-
Net Fee Due											$248.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s common stock, no par value (the “Common Stock”) which become issuable under the EQT Corporation 2005 Directors’ Deferred Compensation Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 14, 2022.
(3)	The deferred compensation obligations are unsecured obligations of the registrant to pay up to $1,000,000.00 of deferred compensation from time to time in the future in accordance with the terms of the Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The amount of deferred compensation obligations registered is based on an estimate of the amount of compensation participants may defer under the Plan.